Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference on Form S-8 of our report dated October 26, 2009, which appears in this Annual Report on Form 11-K of the Old Dominion 401(k) Retirement Plan for the year ended December 31, 2008.

/s/ Dixon Hughes PLLC

High Point, North Carolina
October 26, 2009